Exhibit 10.52

Amendment No. 1

Jefferson-Pilot Corporation Supplemental Benefit Plan

The Jefferson-Pilot Corporation Supplemental Benefit Plan is hereby amended effective November 30, 2007 by adding the following to the end of Paragraph 5:

“Notwithstanding the foregoing, Employees who transfer to another employer in connection with the November 30, 2007 sale by the Company of Lincoln Financial Sports, Inc., shall be 100% vested in their accrued benefit as of the date of transfer.”

IN WITNESS WHEREOF, the Chief Executive Officer of the Company has executed this Amendment this      day of November, 2007.

LINCOLN NATIONAL CORPORATION

By:	Dennis R. Glass
Its:	Chief Executive Officer and President